EXHIBIT 10.3

CONSULTING CONTRACT

This Agreement (the "Agreement") is made as of October 1, 2007 by and between Javelin Advisory Group, Inc. ("Consultant”) and Franchise Capital Corporation (the "Company"), a Nevada corporation, in the following factual context:

WHEREAS, the Company desires to engage the services of Consultant by entering into this Agreement, and Consultant agrees to perform services on behalf of the Company, in accordance with the terms and conditions set forth herein,

NOW THEREFORE, the parties agree as follows:

1.      Services.  During the term of this Agreement, Consultant agrees to provide the following services:

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Consultant will process all accounting functions of the Company (accounting for the subsidiaries will be done by the subsidiaries).

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Consultant will prepare, on a monthly basis, the financial statements of the Company (the financial statements of the subsidiary companies will be the responsibility of the subsidiaries).

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Consultant will prepare, on a quarterly basis, the financial filings for the Company (10-Q, 10-K).

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Consultant will arrange, coordinate, and manage the quarterly review and annual audit process with the CPA firm.

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Consultant will handle all stock sales and capital raising transactions for the Company.  This will include preparing and processing board resolutions, stock purchase agreements, issuing stock certificates and coordinating with the transfer agent.

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Consultant will prepare and maintain all corporate governance. This will include preparation and maintenance of the compliance handbook that addresses all aspects of corporate governance, preparation of minutes and resolutions, and drafting the annual report to shareholders.

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Consultant will prepare and file all necessary documents to maintain the Company’s ability to issue stock. Consultant will prepare and file all registration statements and all subsequent amendments, as needed.

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Consultant will take all investor phone calls.

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Consultant will prepare and file all Company press releases.

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Consultant will manage the preparation and maintenance of the Company’s investor web site that will include building and maintaining an investor database.

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Consultant will arrange all CEO interviews, print and other media.

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Consultant will handle all interaction with market makers and institutional investors.

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Consultant will Edgarize the Company’s filings with the SEC.

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Consultant will prepare and file all Form 8-K’s, as necessary, in addition to other SEC filings as they come up.

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Consultant will advise on, and assist with the negotiation of, all mergers, acquisitions and investments.

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Consultant will coordinate and manage the eventual listing of the Company on a national exchange.

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Consultant will provide and pay for a qualified individual to act as Interim CFO.

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Consultant will provide and pay for legal reviews of the Company’s filings such as 10-K’s, 10-Q’s, 8-K’s, S-8’s, 14-A & C’s, SB-2’s and other registration statements.  Additional legal expenses incurred for issues outside of the scope of normal Company’s filings are not covered under this agreement.

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Consultant will pay all transfer agent fees.

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Consultant will pay for all auditor fees.

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Consultant will pay for all press releases that are part of the normal course of business as a public company

Certain services are specifically excluded from the scope of this Agreement.  While the Consultant will coordinate the activities, the Company will be required, at its own expense, to pay for the following:

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Accounting and financial statement preparation for all subsidiary companies.

2.

Term.  The term of this Agreement shall begin on October 1, 2007 and shall continue for a period of twelve (12) months.

3.

Hold Harmless and Indemnity.  During the term of this Agreement and while the Consultant is acting on behalf of the Company, the Company agrees to hold Consultant harmless and to indemnify Consultant and to provide legal defense for Consultant as to any lawsuit or other action brought against Consultant while acting on behalf of Company.

4.       Consideration and Payment.  During the term of this Agreement the

Company shall issue to Consultant the sum of 31,000,000 free trading shares in balance form with the transfer agent on the effective date of this contract and Consultant will bill the Company on a monthly basis for the incurred expenses which will then be credited against the market bid value of shares necessary to cover said expenses. At the end of the term of this contract, any shares left in balance form will be used to pay for an extension of this contract or will be returned to the Company for cancellation.

Fixed expenses which will be billed on the first of each month are attached to this document as Exhibit A.

5.

Non-Disclosure.  Consultant shall not, during the term of this Agreement and for a period of 2 years thereafter, disclose any confidential or proprietary information of the Company to any person, firm, corporation, partnership, association, or other entity (other than to persons in the Company qualified to receive such information) for any reason or purpose whatsoever nor shall Consultant make use of any such confidential or proprietary information for Consultant's purposes or for the benefit of any other person, firm, corporation or other entity except the Company.  For purposes of this Agreement, the term "confidential information" shall mean any and all information which is known to Consultant which relates to the business operations of the Company, including, without limitation, trade secrets, books and records, pricing policies and information which is not known to others, or readily available to others from sources other than the Company and is not in the public domain.

6.

Return of Records.  Upon the expiration of this Agreement, Consultant shall deliver to the Company all records, reports, notes, memoranda and equipment of any nature and all copies thereof relating to the business of the Company that may be in the possession or under the control of Consultant.

7.

Notices.  All notices, requests and other communications which are required or may be given hereunder shall be in writing and shall be delivered personally, or by facsimile, telegram or air courier or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed given upon receipt by the party to whom sent, if sent to an address set forth below:

If to Consultant:

Steven R. Peacock

Javelin Advisory Group, Inc.

29970 Technology Drive, Suite 203

Murrieta, CA 92563

If to Company:

Bryan Hunsaker

Franchise Capital Corporation

10288 S. Jordan Gateway #F

South Jordan, Ut 84095

8.

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

9.

Governing Law.  This Agreement shall be governed by, interpreted under, construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California.

10.

Entire Agreement.  The terms of this Agreement are intended by the parties as a final expression of the agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement.

11.

Third Party Rights.  The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

12.

Title and Headings.  Title and headings of any sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

13.

Further Assurances.  The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably be required to consummate, evidence or confirm.

14.

Assignment.  This Agreement constitutes an agreement for personal services and the rights, duties, and obligations hereunder may not be assigned or delegated by Consultant, and any attempted assignment or delegation by Consultant is void.

15.

Severability.  Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining provisions, which remaining provisions shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared that it is the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portions which may, for any reason, be hereafter declared invalid.  If any provision of this Agreement is held invalid or unenforceable with respect to particular circumstances, such provisions shall nevertheless remain in full force and effect in all other circumstances.

16.

Attorneys' Fees.  In any action in connection with the preservation of the rights of any party hereto or the enforcement of or the breach or threatened breach of any term or covenant of this Agreement brought by any party, the prevailing party hereunder shall be entitled to recover from the other party all reasonable attorneys' fees and expenses incurred in connection with such action.

17.

Authority and Execution.  Each person executing this Agreement on behalf of a party hereto represents and warrants that he is duly and validly authorized to do so on behalf of such party, with full right and authority to exercise this Agreement and to bind such party with respect to all of the obligations hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

JAVELIN ADVISORY GROUP, INC.	FRANCHISE CAPITAL CORPORATION
By: /s/ Steven R. Peacock Steven R. Peacock Managing Director	By: /s/ Bryan Hunsaker Bryan Hunsaker Chief Executive Officer